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                                                                  EXHIBIT 23.1.1


                        CONSENT OF INDEPENDENT AUDITORS

        We consent to the references to our firm under the captions "Sprint Corporation Selected Financial Data" and "Experts" in the Registration Statement (Form S-3) filed pursuant to Rule 462(b) under the Securities Act of 1933 and related Prospectus and Prospectus Supplement of Sprint Corporation and Sprint Capital Corporation for the registration of $500,000,000 of unsecured senior debt securities, to the incorporation by reference therin of our reports for Sprint Corporation and the FON Group dated February 3, 1998 (except Note 1, as to which the date is May 26, 1998) and our report for the PCS Group dated May 26, 1998 included in Sprints Proxy Statement/Prospectus that forms a part of Registration Statement No. 333-65173 filed with the Securities and Exchange Commission, to the incorporation by reference therin of our report dated February 3, 1998, with respect to the consolidated financial statements and schedule of Sprint Corporation included in Sprint Corporation's Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission, and to the incorporation by reference therein of our reports dated February 2, 1999, with respect to the consolidated financial statements and schedule of Sprint Corporation and the combined financial statements and schedules of the FON Group and the PCS Group included in Sprint Corporation's Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                        ERNST & YOUNG LLP

Kansas City, Missouri
April 29, 1999